UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 26, 2026

ENERPAC TOOL GROUP CORP.
(Exact name of Registrant, as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

648 N. PLANKINTON AVE., 4TH FLOOR
MILWAUKEE, WISCONSIN 53203
Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Former name or address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.20 per share	EPAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The executive compensation philosophy of the Board of Directors (the “Board”) of Enerpac Tool Group Corp. (the “Company”) is focused on creating long-term value for shareholders, as well as driving key employee engagement and retention. In line with this philosophy, on October 26, 2026, Enerpac Tool Group Corp. (the “Company”) and its President and Chief Executive Officer, Paul Sternlieb, entered into a First Amendment to the Offer Letter dated as of October 26, 2026 (the “Amendment”). The Amendment amends the Offer Letter between the Company and Mr. Sternlieb dated September 22, 2021 (the “Offer Letter”) to, among other things, address the treatment of equity and cash incentive awards upon Mr. Sternlieb’s retirement after a specified date and during subsequent annual window periods thereafter. The Amendment was approved by the Company’s Board of Directors to provide an additional incentive for Mr. Sternlieb to remain as the Company’s President and Chief Executive Officer and to continue to focus on growth and shareholder value creation, as well as retain him as the Company’s CEO for the next several years, with a retirement date no earlier than July 31, 2030.

Under Mr. Sternlieb’s leadership, the Company has created meaningful shareholder value, improved operational efficiency and productivity, expanded EBITDA and free cash flow, and built a strong foundation for profitable growth. The Company has also recently signed a definitive agreement to acquire Specialized Fabrication Equipment Group LLC (SFE Group), which will add a premium brand platform of complementary products with a record of strong growth and profitability, while expanding the Company’s presence in higher-growth end markets and geographies.

The Board also believes that the Amendment facilitates the orderly transition of responsibilities in the event Mr. Sternlieb determines to retire from the Company in 2030 or thereafter by creating certain windows in which Mr. Sternlieb can notify the Board of his intent to retire and providing for a 180-day notification period. The amendment does not increase Mr. Sternlieb’s base salary, target annual incentive opportunity, or annual long-term equity award opportunity, and does not provide for any additional or special long-term incentive grant.

The Amendment provides that if during any defined window period, which is initially the month of February 2030 and is subsequently each period from November 1 to the last day of the following February, Mr. Sternlieb notifies the Company of his intention to retire from the Company on a date that is 180 days after the date of such notice or such earlier date as he and the Company then agree (the “Retirement Date”) and Mr. Sternlieb continues his employment to the Retirement Date, voluntarily terminates his employment on the Retirement Date, and delivers to the Company his signed waiver and release in the form appended to the Amendment which remains in effect, then:

•each restricted stock unit awarded by the Company to Mr. Sternlieb that vests based solely on continued employment through specified dates (“RSUs”), that is unvested as of the date of his retirement notice, and that would not vest in accordance with its regular vesting schedule prior to the Retirement Date would vest on the Retirement Date and would be paid out, generally, 60 days after the Retirement Date;

•each performance-based restricted stock unit awarded by the Company to Mr. Sternlieb with payout based on the achievement of specified performance measures (“PSUs”), that is unvested as of the date of his retirement notice, and that would not vest prior to the Retirement Date in accordance with its regular vesting schedule would not be prorated based upon his termination date, but would continue to vest for the entire performance period based on the actual achievement of the specified performance measures, and would be paid out, generally, 60 days after the end of the relevant performance period; and

•Mr. Sternlieb would be entitled to receive the full amount of his annual incentive bonus for the fiscal year in which the Retirement Date occurs based on actual Company performance, to be paid in the same manner and at the same time as the annual bonus for such fiscal year is paid by the Company to its other executive officers.

The Amendment also provides that any stock option, stock appreciation right, or other equity or long-term incentive award held by Mr. Sternlieb and outstanding as of the date of his retirement notice would be treated in the same manner as an RSU or a PSU, as applicable, depending on whether the award is earned solely on the basis of continued employment or in part on the basis of performance criteria, and that any such stock option or stock appreciation right would remain exercisable through the end of its original term.

The Amendment provides for the same treatment in the event of Mr. Sternlieb’s death or disability occurring after giving such notice and before the Retirement Date. The Amendment further provides that in the event, following delivery of the retirement notice by Mr. Sternlieb, that the Company and Mr. Sternlieb agree to accelerate Mr. Sternlieb’s separation of employment to a date earlier than the Original Retirement Date (as defined in the Amendment, the date that is 180 days after the date of the retirement notice) and Mr. Sternlieb remains employed through such accelerated date, Mr. Sternlieb would be entitled to receive a lump sum payment equal to his base salary for the period from the accelerated date through the Original Retirement Date.

None of the currently outstanding RSUs and PSUs awarded to Mr. Sternlieb is affected by the Amendment, as each such RSU and PSU is scheduled to fully vest, based on Mr. Sternlieb’s continued employment, prior to 2030.

The Amendment additionally modifies the Change in Control Agreement dated as of October 8, 2021 between the Company and Mr. Sternlieb to replace in the definition of “Triggering Event” the clause “(B) a material reduction in Executive’s bonus opportunity” with “(B) a material reduction in Executive’s bonus opportunity or a material reduction in Executive’s annual equity grant or long-term incentive award opportunity” and revises the modifications in the Offer Letter to the benefits to which Mr. Sternlieb will be entitled under the Company’s Senior Officer Severance Plan to 2 times (from 1.5 times) Base Salary, to 2 times (from 1.5 times) Annual Incentive Amount, to 24 months (from 18 months) of the monthly premiums the Company pays for welfare benefits, and up to $50,000 (from $10,000) as reimbursement for Mr. Sternlieb’s legal fees to enforce the terms of the Senior Officer Severance Plan (as such capitalized terms are defined therein). The Amendment further provides for reimbursement to Mr. Sternlieb of up to $50,000 for his legal fees incurred with respect to the preparation and negotiation of the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the pending acquisition of SFE Group, the Company’s expectations as to growth and profitability, and the orderly transition of leadership responsibilities. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including the risks described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in the Company’s subsequent filings with the Securities and Exchange Commission and, statements regarding the ultimate outcome, benefits and synergies of the acquisition of SFE Group and future financial performance, including revenues, cash flows, operating expenses and profitability, involve risks and uncertainties, and are subject to change based on various important factors, including the timing of and any potential delay in consummating the proposed acquisition of SFE Group, the risk that the conditions to closing of the acquisition of SFE Group may not be satisfied in the anticipated timeframe or at all and that such transaction may not close; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement with respect to the acquisition of SFE Group; the possibility of unexpected costs, liabilities or delays in connection with the acquisition of SFE Group; risks that the acquisition disrupts current plans and operations of Enerpac Tool Group or SFE Group ; the risk that disruptions from the transaction may make it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with SFE Group’s customers, distributors, vendors and others with whom it does business; risks and uncertainties with respect to the Company’s ability to recognize the anticipated benefits of the transaction; the outcome of any legal proceedings that may arise with respect to the transaction; and the impact of changes in relevant national and regional economies. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Offer Letter dated as of October 26, 2026 between Enerpac Tool Group Corp. and Paul Sternlieb
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2026
ENERPAC TOOL GROUP CORP.

	By:	/s/ Noah Popp
Noah Popp
Executive Vice President, General Counsel, and Secretary